Exhibit 99.1

PDS Biotechnology Reports Financial Results for the First Quarter 2020 and Provides Business Update

Florham Park, NJ, May 13, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced its financial results for the first quarter ended March 31, 2020 and provided a business update.

First Quarter 2020 and Recent Business Highlights

•	Initiated novel vaccine development programs for COVID-19 and universal influenza;
•	Announced pre-clinical collaboration with Farmacore Biotechnology for tuberculosis;
•	Delayed initiation of Phase 2 VERSATILE-002 trial for PDS0101 in recurrent/metastatic head and neck cancer due to the global COVID-19 pandemic;
•	Secured the U.S. composition of matter patent for the Versamune® platform;
•	Expanded the previously disclosed Cooperative Research and Development Agreement with the National Cancer Institute to include preclinical and clinical development of PDS0103;
•	Appointed Kamil Ali-Jackson, Esq. and Dr. Ilian Iliev to the Board of Directors; and
•
Successfully completed an underwritten public offering of our common stock in February 2020 with net proceeds of approximately $11.9 million after deducting underwriting discounts and commissions, not including other offering expenses.

“We have continued to leverage the versatility and potency of our Versamune® platform, as we expand our development program to include vaccines to protect against infectious diseases such as COVID-19 and influenza. We believe that Versamune’s® ability to induce a superior range of protective immune responses - including neutralizing antibodies, killer T-cells and memory T-cells - uniquely positions PDS to develop more effective vaccines to provide long-term protection against the spread of  agents with pandemic potential. We have recently initiated pre-clinical testing for our COVID-19 vaccine candidates and are in active discussions with both government agencies and NGOs to determine the most expeditious path forward,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech.

“We remain committed to our immuno-oncology programs, including two upcoming Phase 2 studies for PDS0101 with our partners at the National Cancer Institute. We also look forward to initiating our third Phase 2 program evaluating the combination of PDS0101 and Merck’s KEYTRUDA® in HPV16-associated head and neck cancer for first line treatment of recurrent/metastatic disease when conditions to conduct the study improve,” Dr. Bedu-Addo concluded.

First Quarter 2020 Financial Review

For the first quarter of 2020, net loss was approximately $4.0 million, or $0.39 per basic share and $0.39 per diluted share, compared to a net income of approximately $6.8 million, or $1.82 per basic share and $1.47 per diluted share for the first quarter of 2019 related to the reverse merger transaction with Edge Therapeutics.

Research and development expenses totaled approximately $1.9 million for the first quarter of 2020, compared to approximately $1.0 million for the same period in 2019, an increase of 91%.

For the first quarter of 2020, general and administrative expenses were approximately $2.1 million compared with approximately $3.9 million for the first quarter of 2019, a decrease of 47%.

Total operating expenses for the first quarter of 2020 were approximately $4.0 million, compared to total operating expenses of approximately $4.9 million for the same period in 2019, a decrease of 18%.

As of March 31, 2020, the Company’s cash balance was approximately $21.0 million. This amount includes the approximately $11.9 million in net proceeds after deducting underwriting discounts and commissions, not including other offering expenses from PDS Biotech’s underwritten public offering including the exercise of the underwriters’ overallotment option, which closed on February 14, 2020.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead assets, PDS0101; the Company’s interpretation of the results of its Phase 1 trial for PDS0101 and whether such results are sufficient to support additional trials or the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com

(Financial Statements to Follow)

PDS BIOTECHNOLOGY CORPORATION

Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	21,037,806	12,161,739
Prepaid expenses and other current assets	2,879,378	2,308,462
Total current assets	23,917,184	14,470,201

Property and equipment, net	17,149	21,051

Total assets	23,934,333	14,491,252

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	2,556,703	1,197,720
Accrued expenses	1,220,191	1,097,640
Restructuring reserve	269,887	498,185
Total current liabilities	4,046,781	2,793,545

Total liabilities:	4,046,781	2,793,545

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at March 31, 2020 and December 31, 2019, 15,350,445 shares and 5,281,237 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	5,064	1,742
Additional paid-in capital	52,805,601	40,633,670
Accumulated deficit	(32,923,113)	(28,937,705)
Total stockholders' equity	19,887,552	11,697,707

Total liabilities and stockholders' equity	23,934,333	14,491,252

PDS BIOTECHNOLOGY CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Operating expenses:
Research and development expenses	1,971,679	1,030,003
General and administrative expenses	2,060,148	3,905,877

Total operating expenses	4,031,827	4,935,880

Loss from operations	(4,031,827)	(4,935,880)

Other income (expense):
Gain on bargain purchase	-	11,729,882
Interest income	46,419	23,302
Interest expense	-	(606)

Net (loss) and comprehensive gain	(3,985,408)	6,816,698

Per share information:
Net income (loss) per share , basic and diluted	(0.39)	1.82
Net income (loss) per share , diluted	(0.39)	1.47

Weighted average common shares outstanding, basic and diluted	10,314,761	3,748,325
Weighted average common shares outstanding, diluted	10,314,761	4,625,295